UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2014

URANIUM RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                        Termination of a Material Definitive Agreement

On November 29, 2013, Cameco Texas Inc. (“CTI”) notified URI, Inc. (“URI”), a wholly-owned subsidiary of Uranium Resources, Inc., of CTI’s intent to terminate the Exploration Agreement dated May 10, 2011 (as amended, the “Exploration Agreement”) between URI and CTI. The Exploration Agreement set forth the terms of an exploration program for 53,524 acres of land in Kenedy County, Texas, as well as 22,700 acres of land known as the Tecolote project. URI acquired the right to conduct exploration activities on these lands pursuant to the terms of the Uranium Mining Lease Option Agreement December 1, 2010 (as amended, the “Lease Option Agreement”) between URI and The John G. and Marie Stella Kenedy Memorial Foundation (“KMF”), which agreement also gave URI the right to enter into one or more in-situ uranium mining leases relating to such lands. On February 27, 2014, URI provided notice to KMF terminating the Lease Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2014

URANIUM RESOURCES, INC.

	By:	/s/ Jeffrey L. Vigil
	Name:	Jeffrey L. Vigil
	Title:	Vice President—Finance and Chief Financial Officer